EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Midstream Partners, LP
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-198888, 333-201434, and 333-201436) and Form S-8 (Nos. 333-216585, 333-176438, 333-183290, and 333-209614) of American Midstream Partners, LP of our report dated March 24, 2017 relating to the financial statements of Okeanos Gas Gathering Company, LLC, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 24, 2017